-4-

                       GERALD R. HENDRICKS & COMPANY, P.C.
                   CERTIFIED PUBLIC ACCOUNTING AND CONSULTING
                                 ONE PARK CENTRE
                        1333 WEST 120TH AVENUE, SUITE 304
                          WESTMINSTER, COLORADO  80234
                           TELEPHONE:  (303) 252-4700
                           FACSIMILE:  (303) 252-8731

September  17,  2003


Securities  and  Exchange  Commission
450  5th  Street,  N.W.
Washington,  D.C.  20549

  RE:     eLinear,  Inc.,  Commission  File  No.  0-27418

We have read the statements that we understand eLinear, Inc. included under Item 4 of the Form 8-K report dated September 8, 2003, regarding our resignation as the Company's independent accountants. We agree with such statements made in the first paragraph regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Yours  truly,

/s/  Gerald  R.  Hendricks  &  Company,  P.C.

Gerald  R.  Hendricks  &  Company,  P.C.

cc:  Mr.  Kevan  Casey
     President
     eLinear,  Inc.
     7240  Brittmore,  Suite  118
     Houston,  TX  77041